Exhibit 99.1

Viracta Therapeutics Announces the Appointment of Flavia Borellini, Ph.D., and Jane F. Barlow, M.D., MPH, MBA, to its Board of Directors

PR Newswire, San Diego, August 16, 2021 – Viracta Therapeutics, Inc. (Nasdaq: VIRX), a precision oncology company targeting virus-associated malignancies, today announced the appointments of Flavia Borellini, Ph.D., and Jane F. Barlow, M.D., MPH, MBA, as independent members to Viracta’s Board of Directors.

“We are very pleased to welcome both Dr. Borellini and Dr. Barlow, two accomplished industry leaders with proven track records to the Viracta Board,” said Roger J. Pomerantz, M.D., F.A.C.P., Chairman of the Board of Directors of Viracta. “Their collective experience in corporate strategy, oncology drug development and navigating the regulatory landscapes, in addition to their deep commercial and pricing experience, will be invaluable as we position Viracta for long-term success in new oncology modalities. We look forward to their guidance and contributions to our future initiatives.”

Dr. Borellini commented, “It is an honor to be a member of Viracta’s Board. The Company has shown impressive clinical data and possesses a unique therapeutic approach with the potential to address unmet needs across multiple indications. I look forward to working with the fellow directors to provide valuable insights and counsel to the company’s management team.”

Dr. Barlow added, “This is an exciting time for Viracta, and I am thrilled to be joining the Board. The company’s EBV-positive lymphoma program has advanced into an innovative pivotal trial, while its solid tumor program is poised to enter the clinic later this year. It also has a strong financial foundation and the backing of a premier group of institutional and healthcare-focused investors, which I believe positions the company well for sustained success.”

Appointee Bios

Flavia Borellini, Ph.D., has more than 25 years of executive management experience in the pharmaceutical and biotechnology industry, with a particular focus on global development of targeted oncology drugs, from preclinical to commercial stage. She is the former Chief Executive Officer for Acerta Pharma, where she oversaw the successful development and approval of Calquence® (acalabrutinib), a selective Bruton’s tyrosine kinase (BTK) inhibitor, for the treatment of mantle cell lymphoma and chronic lymphocytic leukemia (CLL). During her career, Dr. Borellini has also held key senior level positions within AstraZeneca, most recently Global Franchise Head, Hematology, with responsibility for the hematology portfolio in the company’s oncology business unit. While at AstraZeneca, she led the global development, approval, and commercialization of Tagrisso® (osimertinib), a first-in-class epidermal growth factor receptor (EGFR) tyrosine kinase inhibitor for the treatment of non-small cell lung cancer (NSCLC) caused by the T790M mutation.

Prior to her tenure with AstraZeneca, Dr. Borellini spent nearly seven years at Genentech, a member of the Roche Group. During this time, she led the global development, approval and launch of Zelboraf® (vemurafenib), a first-in-class BRAF inhibitor for the treatment of melanoma caused by the V600E BRAF mutation. Dr. Borellini also served as the program leader for Herceptin® (trastuzumab), a

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targeted treatment for HER2 receptor positive cancers, including breast cancer, and Tarceva® (erlotinib), an EGFR tyrosine kinase inhibitor for the treatment of NSCLC and pancreatic cancer.

Dr. Borellini also serves on the Board of Directors of Kartos Therapeutics, Cantargia AP, and Revolution Medicines.

Jane F. Barlow, M.D., MPH, MBA, is currently the Chief Executive Officer of Jane Barlow & Associates, LLC and a Board Director for ContraFect Corporation. She is Executive Vice President and Chief Clinical Officer at Real Endpoints, a market access consultancy, Senior Advisor to MIT’s Center for Biomedical Innovation and serves on the biotech advisory board of Pictet Asset Management. Prior to her current roles, she was Associate Chief Medical Officer at CVS Health and Chief Medical Officer of CVS Health Government Services where she successfully implemented industry-leading clinical strategies supporting drug purchasing, distribution, and utilization management. Formerly, she served as Vice President of Clinical Innovation at Medco Health Solutions, leading the adoption of cutting-edge therapeutic programs through all aspects of pharmacy. Dr. Barlow has extensive experience in steering pharmaceutical development and commercialization by strategically weighing the value and economic impact that drug candidates bring to the healthcare ecosystem at large. Dr. Barlow previously served on the boards of Momenta Pharmaceuticals, Inc. (prior to and during its sale to Johnson and Johnson), TherapeuticsMD Inc., and SilverScript Insurance Company.

Dr. Barlow received her medical degree from Creighton University School of Medicine and subsequently completed her residency in occupational and environmental medicine at The Johns Hopkins University, where she also earned her MPH She is a distinguished graduate of the United States Air Force School of Aerospace Medicine and served as Chief of Flight Medicine at the Beale and Maxwell Air Force Bases. Additionally, she holds an MBA from the University of Alabama. She is board-certified in occupational medicine and a fellow of the American College of Occupational and Environmental Medicine and the American College of Preventive Medicine. She is a diplomat of the American College of Physician Executives and a member of the American Medical Association.

About Viracta Therapeutics, Inc.

Viracta is a precision oncology company targeting virus-associated malignancies. Viracta's proprietary investigational drug, nanatinostat, is currently being evaluated in combination with the antiviral agent valganciclovir as an oral combination therapy in two Phase 2 clinical trials for EBV-positive lymphoma. Viracta is also pursuing application of its inducible synthetic lethality approach in other EBV-associated malignancies, such as nasopharyngeal carcinoma, gastric carcinoma, and other virus-related cancers.

For additional information please visit www.viracta.com.

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Forward-Looking Statements

This communication contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding:  the significance of the Board of Director appointments and the expected contribution of the appointees; Viracta’s clinical development plans; the potential of Viracta to address unmet needs across multiple indications; Viracta’s ability to obtain and sustain success; and other statements that are not historical facts.  Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Viracta's ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Viracta's plans to develop and commercialize its product candidates, including all oral combinations of nanatinostat and valganciclovir; the timing of initiation of Viracta's planned clinical trials; the timing of the availability of data from Viracta's clinical trials; previous preclinical and clinical results may not be predictive of future clinical results; the timing of any planned investigational new drug application or new drug application; Viracta's plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Viracta's product candidates; Viracta's ability to manufacture or supplying nanatinostat, valganciclovir and pembrolizumab for clinical testing; Viracta's ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Viracta's competitors and its industry; the impact of government laws and regulations; Viracta's ability to protect its intellectual property position; and Viracta's estimates regarding future expenses, capital requirements and need for additional financing in the future.

These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" and elsewhere in Viracta's reports and other documents that Viracta has filed, or will file, with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Viracta assumes no obligation and does not intend to update these forward-looking statements, except as required by law or applicable regulation.

Investor Relations Contact:	Viracta Contact:
Joyce Allaire	Dan Chevallard
LifeSci Advisors	Chief Operating Officer and Chief Financial Officer
jallaire@lifesciadvisors.com	dchevallard@viracta.com
(212) 915-2569	(858) 771-4193

SOURCE Viracta Therapeutics, Inc.

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